SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

PECO II, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PECO II, INC.

1376 STATE ROUTE 598

GALION, OHIO 44833

March 31, 2004

To PECO II, Inc. Shareholders:

This year’s Annual Meeting of Shareholders of PECO II, Inc. will be held at 9:00 a.m., local time, Thursday, April 29, 2004, at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio.

In addition to discussing the items of business outlined in this proxy statement, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on March 31. As in the past, there will be an informal discussion of our activities, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the annual meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

On behalf of the directors and management of PECO II, I would like to thank you for your continued support and confidence.

Sincerely yours,

MATTHEW P. SMITH

Chairman of the Board

PECO II, INC.

1376 STATE ROUTE 598

GALION, OHIO 44833

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PECO II, Inc. will be held at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio, on Thursday, April 29, 2004 at 9:00 a.m. local time, for the following purposes:

1.	To elect four directors in Class I for three-year terms and until their successors are duly elected and qualified;

2.	To approve and adopt Amendment No. 1 to the PECO II, Inc. 2000 Performance Plan; and

3.	To consider and act upon any other matters which may properly come before the annual meeting or any adjournment or postponement thereof.

Holders of common shares of record at the close of business on March 26, 2004 are entitled to receive notice of and to vote at the annual meeting.

By Order of the Board of Directors,

SANDRA A. FRANKHOUSE

Chief Financial Officer/ Treasurer/ Secretary

March 31, 2004

Please fill in and sign the enclosed proxy and

return the proxy in the enclosed envelope.

PECO II, INC.

1376 STATE ROUTE 598

GALION, OHIO 44833

PROXY STATEMENT

Mailed on or about March 31, 2004

Annual Meeting of Shareholders to be held on April 29, 2004

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our Annual Meeting of Shareholders to be held on April 29, 2004, and any adjournment or postponement thereof. The time, place and purposes of the annual meeting are stated in the notice of annual meeting of shareholders, which accompanies this proxy statement.

The accompanying proxy is solicited by our Board of Directors. All validly executed proxies received by our Board of Directors pursuant to this solicitation will be voted at the annual meeting, and the directions contained in the proxies will be followed in each instance. If no directions are given, the proxy will be voted “FOR” the election of the four nominees for director in Class I listed on the proxy; “FOR” the approval and adoption of Amendment No. 1 to the PECO II, Inc. 2000 Performance Plan; and, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or at the their discretion.

Any person giving a proxy pursuant to this solicitation may revoke it. You may, without affecting any vote previously taken, revoke a proxy by giving notice to us in writing or in person at the annual meeting or by a duly executed proxy bearing a later date.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, facsimile and personal interview. We also may retain a third party to aid in the solicitation of proxies.

VOTING RIGHTS

The record date for determination of shareholders entitled to vote at the annual meeting was the close of business on March 26, 2004. On that date, we had 21,458,836 common shares, without par value, outstanding and entitled to vote at the annual meeting. Each common share is entitled to one vote.

At the annual meeting, in accordance with the General Corporation Law of Ohio and our amended and restated code of regulations, the inspectors of election appointed by our Board of Directors for the annual meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and our amended and restated code of regulations, holders of shares entitling them to exercise a majority of the voting power of the company, present in person or by proxy at the annual meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for these purposes.

Nominees for election as directors receiving the greatest number of votes will be elected directors. Votes that are withheld or broker non-votes in respect of the election of directors will not be counted in determining the outcome of the election. Pursuant to our amended and restated articles of incorporation, shareholders do not have cumulative voting rights.

Pursuant to our amended and restated code of regulations, the proposal to amend the PECO II, Inc. 2000 Performance Plan as well as all other questions and matters brought before the annual meeting will be decided, unless otherwise provided by law, by our amended and restated articles of incorporation or by our amended and restated code of regulations, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the annual meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal. Please note that your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be voted on at the annual meeting. As a result, if you do not provide your broker or nominee specific instructions, your shares may not be voted in such matters.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table shows information regarding beneficial ownership of our common shares as of February 1, 2004, unless otherwise indicated, by each person or group which is known by us to own beneficially more than 5% of our common shares, each director and nominee for election as a director, each of the officers named in the Summary Compensation Table and all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, officer or shareholder, as the case may be. Unless otherwise indicated, each person named below has sole voting power and investment power or shares this power with his or her spouse with respect to the number of shares set forth opposite his or her respective name.

The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 1, 2004 through the exercise of any stock option or other right.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Percent Owned
Austin W. Marxe and David M. Greenhouse(2)	2,437,337	11.5%
Matthew P. Smith(3)	3,178,881	15.0
James L. Green(4)	2,507,158	11.7
Sandra A. Frankhouse(5)	154,626	*
Lucille Garber Ford(6)	2,977	*
E. Richard Hottenroth(7)	172,727	*
Trygve A. Ivesdal(8)	104,113	*
Eugene V. Smith(9)	696,552	3.3
George J. Dallas(10)	0	*
Mark R. McBride(10)	0	*
R. Louis Schneeberger(10)	0	*
Thomas R. Thomsen(10)	0	*
Allen Jay Cizner(11)	2,000	*
All directors and executive officers as a group (12 persons)(12)	6,817,034	31.6%

* Less than 1%.

(1)	The address of Austin W. Marxe and David M. Greenhouse is 153 East 53rd Street, 55th Floor, New York, NY 10022. The address of the directors and executive officers listed is c/o PECO II, Inc., 1376 State Route 598, Galion, OH 44833.

(2)	Based on the Schedule 13G filed by Austin W. Marxe and David M Greenhouse, controlling principals of AWM Investment Company, Inc. Marxe and Greenhouse share sole voting and investment power over 771,883 common shares owned by Special Situations Cayman Fund, L.P., and 1,665,454 common shares owned by Special Situations Fund III, L.P.

(3)	Mr. Smith is our Chairman of the Board. Mr. Smith’s ownership includes 1,000,000 common shares held by Ashwood I, LLC and 500,000 common shares held by Ashwood II, LLC. Mr. Smith exercises investment control over both of these limited liability companies. Mr. Smith’s ownership also includes 114,000 common shares held by Mr. Smith or his wife, Linda Smith, as custodian for their three children. Mr. Smith’s ownership also includes 56,931 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(4)	Mr. Green is a director and the President and Chief Executive Officer of PECO II. Mr. Green’s ownership includes 2,252,200 common shares held by the Green Family Trust. Mr. Green exercises investment control over this trust. Mr. Green’s ownership also includes 254,958 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(5)	Ms. Frankhouse is our Chief Financial Officer, Treasurer and Secretary. Ms. Frankhouse’s ownership includes 27,958 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(6)	Dr. Ford is a director of PECO II. Dr. Ford’s ownership includes 977 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(7)	Mr. Hottenroth is a director of PECO II. Mr. Hottenroth’s ownership includes 65,000 common shares held by his spouse. Mr. Hottenroth’s ownership also includes 2,477 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(8)	Mr. Ivesdal is a director and the Director of International Development of PECO II. Mr. Ivesdal’s ownership includes 74,009 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(9)	Mr. Smith is a director of PECO II. Mr. Smith’s ownership includes 195,500 common shares held by his spouse. Mr. Smith’s ownership also includes 174,075 common shares held by Fairbrandt, LLC. Mr. Smith exercises investment control over this limited liability company. Mr. Smith’s ownership also includes 2,477 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

(10)	Messrs. Dallas, McBride, Schneeberger and Thomsen are all directors of PECO II.

(11)	Mr. Cizner is our former President and Chief Executive Officer. Mr. Cizner left PECO II in April of 2003. All of Mr. Cizner’s options that were exercisable upon his resignation have since expired. Mr. Cizner’s ownership of 2,000 common shares are based on our records upon his resignation, and we have received no further information regarding his ownership since such time.

(12)	Ownership of all directors and executive officers as a group includes an aggregate of 419,787 common shares issuable within 60 days after February 1, 2004 upon the exercise of stock options.

ELECTION OF DIRECTORS

(Proposal No. 1)

The authorized number of our directors presently is fixed at ten. As required by our amended and restated articles of incorporation, the Board of Directors is divided into three classes of directors. The term of office of one class of directors expires each year, and at each annual meeting of shareholders the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. There are currently four directors in Class I, three directors in Class II and three directors in Class III.

The term of office of Class I of the Board of Directors expires at this year’s annual meeting of shareholders. The term of office of the persons elected directors in Class I at this year’s annual meeting will expire at the time of the annual meeting held in 2007. Each director in Class I will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as directors in Class I are George J. Dallas, Trygve A. Ivesdal, R. Louis Schneeberger and Eugene V. Smith. Messrs. Dallas, Ivesdal, Schneeberger and Smith currently serve as directors in Class I.

The proxy holders named in the accompanying proxy or their substitutes will vote the proxy at the annual meeting or any adjournment or postponement thereof for the election as directors of the four nominees unless the shareholder instructs, by marking the appropriate space on the proxy, that authority to vote is withheld. Each of the nominees has indicated his or her willingness to serve as a director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

Nominees for Election as Class I Directors

George J. Dallas, age 57 — Director since 2003.

George J. Dallas is President and founder of Total Systems Integration (TSI), Inc., a design, engineering, consulting and services firm that specializes in infrastructure systems and information technologies as they apply to voice, data, video, security and wireless communications networks. In addition, as the exclusive technology consultant with the Ohio School Facility Commission, Mr. Dallas is responsible for the technology design review of all new projects under the jurisdiction of the commission, which administers a $25 billion state program to rebuild Ohio’s schools.

Trygve A. Ivesdal, age 73 — Director since 2000.

Since August 2000, Trygve A. Ivesdal has been employed by PECO II as Director of International Development. From 1998 until October 2000, Mr. Ivesdal served as the Chairman of the Board of Directors of International Telecommunications Systems, Inc., a provider of satellite voice and data services in Latin America. From 1996 to 1998, Mr. Ivesdal served as Director of International Telecommunications Systems after co-founding the company in 1996. From 1993 to 1999, Mr. Ivesdal was the Executive Vice President, Interim Chief Operating Officer and Director of International Business Development for DIAL Services Ltd., an international calling card company and a subsidiary of Conference-Call USA, Inc.

R. Louis Schneeberger, age 49 — Director since 2003.

Since February 2004, R. Louis Schneeberger, has served as Chief Financial Officer for OM Group, Inc., a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals, powders, alloys, and related materials. Mr. Schneeberger is a certified public accountant, experienced startup technology and public-company executive with a background in public accounting and as a strategist, turnaround specialist and business advisor. He was Chief Financial Officer, partner and a director of Olympic Steel, Inc. and Chairman of the Board of Royal Appliance Manufacturing Company from July 1995 to April 2003. Mr. Schneeberger began his career with Arthur Andersen.

Eugene V. Smith, age 81 — Director since 1989.

Since 1985, Eugene V. Smith has been the general partner of Shelby Horizons Ltd., a partnership involved in warehousing. Since 1981, Mr. Smith has served as Vice President of FVF, Inc., an agri-business. Mr. Smith is the father of Matthew P. Smith, our Chairman of the Board and former Chief Executive Officer.

Class II Directors Continuing in Office — Terms Expire in 2005

Lucille Garber Ford, age 82 — Director since 2000.

Since 1995, Lucille Garber Ford has served as President of the Ashland County Community Foundation and has been Professor Emerita of Economics and Provost of Ashland University. From 1970 to 1995, Dr. Ford had been a Professor of Economics, Dean of the College of Business and Economics, and Vice President of Academic Affairs at Ashland University.

E. Richard Hottenroth, age 67 — Director since 1997.

E. Richard Hottenroth has been a member of the firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. since 1961. Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. provides legal services to PECO II.

Thomas R. Thomsen, age 68 — Director since 2003.

Thomas R. Thomsen, is a veteran of more than 45 years in the telecommunications industry. His career includes 32 years with Western Electric/AT&T, where he held responsibilities for manufacturing, services, marketing, sales and administration at the senior executive level. After retiring from AT&T in 1990, from August 1995 to November 1999, he served as Chairman of the Board and CEO of Lithium Technology Corp., a publicly held development stage company. Mr. Thomsen serves on the boards of EFJ Inc., where he has been a director since July 1995, the Telecom Pioneers Foundation and the University of Nebraska Technology Park. Previously, he served on the boards of Western Electric, Sandia Corp, Olivetti Inc., AT&T Credit Corp., and RPI.

Class III Directors Continuing in Office — Terms Expire in 2006

James L. Green, age 76 — Director since 1988.

James L. Green founded PECO II in 1988, served as our Chairman of the Board of Directors until July 2001, served as Chief Executive Officer from 1988 to 1990, and as our President from 1989 to 1990. In April 2003 Mr. Green agreed to rejoin PECO II as our President and Chief Executive Officer. Mr. Green has over 50 years of experience in the communications industry. From 1983 to 1988, Mr. Green also worked as a management consultant in the international communications industry. From 1983 to 1985, Mr. Green was President and Chief Executive Officer of NovAtel Communications, Ltd. in Calgary, Canada. From 1953 to 1983, Mr. Green served in various capacities with the Power Equipment Company, North Electric Company and ITT, the predecessor businesses of PECO II, Inc.

Mark R. McBride, age 45 — Director since 2003.

Mark R. McBride, an attorney and certified public accountant, operates his own law practice, with offices in Toledo, Columbus and Cincinnati, Ohio, and focuses on small-business management, tax controversies and specialized business litigation. Mr. McBride was an instructor of accounting at the University of Toledo College of Business Administration and director of financial planning for The New England Financial Advisors, a division of the New England Life Insurance Company.

Matthew P. Smith, age 50 — Director since 1994.

Matthew P. Smith has been employed by PECO II since 1989, and has served as the Chairman of the Board since July 2001. Matt served as Chief Executive Officer from 1998 to June 2002, and as our President from 1998 to July 2001. From 1996 to 1998, he served as Executive Vice President, from 1991 to 1998, he served as Secretary, and from 1990 to 1998 he served as Treasurer.

The Board of Directors recommends a vote “FOR” the four nominees as Class I Directors whose three year term will expire in 2007. Your proxy will be so voted unless you specify otherwise.

APPROVAL AND ADOPTION OF

AMENDMENT NO. 1 TO THE PECO II, INC. 2000 PERFORMANCE PLAN

(Proposal No. 2)

The PECO II. Inc. 2000 Performance Plan (“2000 Plan”) is designed to foster our long-term growth and performance by enhancing our ability to attract and retain highly qualified directors, officers and other key employees and by motivating such persons to promote the long-term interests of PECO II, Inc. and its shareholders. In June 2000, our shareholders approved the adoption of the 2000 Plan.

The Compensation/Nominating Committee of the Board of Directors has approved amending the 2000 Plan to increase the number of common shares available for issuance by 2,500,000 to 5,000,000. In addition, the maximum number of common shares for which options may be granted to any one person in any year has been increased to 750,000 and the cash award which may be granted any one person in any year has also been increased to $300,000. The Board of Directors is proposing these amendments for shareholder approval.

As of December 31, 2003, only 1,042,114 common shares remained available for the future grant of stock options under our current equity incentive plans. The Board of Directors has approved the proposed changes to the size of the 2000 Plan in order to ensure that a sufficient pool of common shares continues to be available to provide long-term incentives to our directors, officers and other key employees in the form of stock options and related awards. The Board has also approved the changes in the annual share grant and cash award limitation for an individual in order to provide flexibility in attracting and retaining future executive officers.

The following is a summary of the significant changes to the 2000 Plan as well as the material features of the 2000 plan, as proposed to be amended. A copy of the complete text of the proposed Amendment No. 1 to the PECO II, Inc. 2000 Performance Plan (“Amendment No. 1”) is attached to this Proxy Statement as Appendix A. The following summary is qualified entirely by reference to the full text.

The affirmative vote of the holders of a majority of the outstanding shares of Common Shares entitled to vote and present, either in person or by proxy, at the meeting is required to approve any amendments to the 2000 Plan.

Significant Changes

Amendment No. 1 will change the 2000 Plan in the following significant aspects:

•	Approximately 3,542,114 common shares will be available for future issuance under awards granted pursuant to Amendment No. 1. This is an increase of 2,500,000 shares over the number of common shares currently available for issuance under the existing 2000 Plan.

•	Pursuant to Amendment No. 1, a director or employee may receive stock based incentives not exceeding 750,000 common shares during any calendar year for the term of the plan. This will be an increase of 500,000 common shares over the number of common shares available per year to an individual under the existing 2000 Plan.

•	Amendment No. 1 will permit an increase in the aggregate amount of cash that may be awarded a director or employee during any calendar year for the term of the plan up to $300,000. This will be an increase of $200,000 over the maximum cash award available under the existing 2000 Plan.

The following is a summary of the material features of the 2000 Plan as amended by Amendment No. 1 (the “Amended 2000 Plan”).

Summary of the Amended 2000 Plan

The Amended 2000 Plan is a flexible plan that gives the Compensation/Nominating Committee (or any other committee of the Board of Directors authorized to administer the plan) broad discretion to fashion the terms of awards in order to provide persons serving PECO II with appropriate stock and cash-based incentives. It permits the issuance of stock options, stock appreciation rights, restricted stock, stock equivalent units and cash awards.

All directors, officers and key employees of PECO II and its affiliates are eligible to participate in the Amended 2000 Plan. The Board of Directors may, in their sole discretion and upon such terms and conditions as they determine, authorize the granting of awards to non-employee directors. The current number of persons who are eligible for participation is approximately 100.

Shares Available for Awards. The Amended 2000 Plan provides that the maximum aggregate number of shares that may be subject to awards, including stock options will be equal to 5,000,000 common shares, and of this amount, approximately 1,457,886 common shares have previously been awarded leaving approximately 3,542,112 common shares for further issuance.

Amendment No. 1 was approved by the Compensation/Nominating and the Board of Directors, but will not be effective until its approval by our shareholders at the 2004 annual meeting. The Amended 2000 Plan will remain in effect until August 2010, unless earlier terminated. Awards granted on or before that date may extend beyond that date.

New Plan Benefits

Any future benefits under the Amended 2000 Plan will depend on our performance and decisions of the Compensation/Nominating Committee regarding the granting of stock options as well as the fair market value of our common shares at various future dates. As a result, it is not possible to determine the benefits that will be received by directors, officers and key employees if Amendment No. 1 is approved by our shareholders. Because the 2000 Plan was in effect and sufficient stock options were available under the 2000 Plan, 2003 compensation of our directors or employees would not have been impacted if Amendment No. 1 was effective prior to our 2003 fiscal year.

The Board of Directors recommends a vote “FOR” the proposal to approve and adopt the Amendment to the 2000 Plan. Your proxy will be so voted unless you specify otherwise.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

The Board of Directors held eleven meetings during the fiscal year ended December 31, 2003. During that fiscal year, no director, except George J. Dallas, attended fewer than 91% of the aggregate of the total number of meetings of the Board of Directors, held during the period for which he or she has been a director, and the total number of meetings held by all Committees of the Board on which he or she served, during the periods that he or she served. The Board of Directors held only two meetings after Mr. Dallas was elected as a director by the Board in October 2003. Mr. Dallas was unable to make one of the meetings due to a prior commitment.

The Board of Directors has determined that a majority of its members are “independent” under the listing standards of the Nasdaq Stock Market. Specifically, Messrs. Dallas, Hottenroth, McBride Schneeberger, Thomas and Ms. Ford meet the independence standards established by Nasdaq. Mr. Hottenroth, is a partner in the law firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. Although Mr. Hottenroth’s law firm provided legal services to PECO II in 2003 (and will continue to provide such services in 2004), the amount of which in 2003 did not exceed the non-independence thresholds as set forth by the Nasdaq listing standards. The Board is aware of this relationship and determined that the payments made to Mr. Hottneroth’s firm did not interfere with the exercise of his independent judgment as a director.

The independent directors intend to meet at least twice a year in executive sessions. The sessions will be chaired by the Chairman of the Audit Committee, Mark R. McBride. Any independent director can request that an additional session be scheduled. The Company encourages each member of the Board of Directors to attend each annual meeting of shareholders. All of the Company’s current directors who were members of the Board at last year’s annual meeting of shareholders held on May 8, 2003 were in attendance.

The Board of Directors maintains two standing committees: an Audit Committee and a Compensation/Nominating Committee. In addition, in August 2002, the Board appointed an informal committee to address strategic restructuring issues: the Oversight Committee.

Set forth below is the current membership of each of the above-described committees:

Oversight Committee	Compensation/Nominating Committee	Audit Committee
E. Richard Hottenroth (Chairman)	E. Richard Hottenroth (Chairman)	Mark R. McBride (Chairman)
Matthew P. Smith	Lucille Garber Ford	Lucille Garber Ford
James L. Green	George J. Dallas	George J. Dallas
	R. Louis Schneeberger	R. Louis Schneeberger
Thomas R. Thomsen

The Board has adopted a charter for the Audit Committee and anticipates adopting a charter for the Compensation/Nominating Committee in April 2004. The Board has also adopted a Code of Conduct and Ethics that applies to all of PECO II’s employees, officers and directors. These documents can be found on our website at www.peco2.com by clicking on the link for Investor Relations.

Audit Committee

The Audit Committee hires, oversees and reviews the activities of our independent auditors and various company policies and practices. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix B. Our Board has determined that each of the members of the Audit Committee satisfies the current independence standards of the Nasdaq Stock Market listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met six times in fiscal year 2003.

The Board also has determined that R. Louis Schneeberger is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. As a “audit committee financial expert,” Mr. Schneeberger satisfies the Nasdaq financial literacy and sophistication requirements.

Compensation/Nominating Committee

A Nominating Committee was established in January 2002 and has since been combined with the Compensation Committee. The Compensation/Nominating Committee administers our stock option plans and employee stock purchase plan and reviews and determines the salary and bonus compensation of our executive officers and certain key executives. The Compensation/Nominating Committee also considers and recommends to the Board of Directors nominees for election as directors and candidates to fill vacancies on the Board of Directors. Each member of the Compensation/Nominating Committee is independent in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market. The Compensation/Nominating Committee is expected to adopt a written charter in April 2004, which will be available on our website at www.peco2.com. The Compensation/Nominating Committee met five times in fiscal year 2003.

Directors may be nominated by the Board of Directors or by shareholders in accordance with our amended and restated code of regulations. As a matter of course, the Compensation/Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Compensation/Nominating Committee will review all proposed nominees for the Board of Directors, including those proposed by shareholders, in accordance with its mandate contained in its charter (which is expected to be adopted in April 2004) and as described below. The Compensation/Nominating Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

The Compensation/Nominating Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company’s needs. The minimum qualifications for director nominees is that they:

•	be able to dedicate the time and resources sufficient for the diligent performance of the duties required by a member of the Board of Directors;

•	not hold positions that conflict with their responsibilities to the Company; and

•	comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws and regulations.

The Compensation/Nominating Committee’s process for evaluating nominees for director, including nominees recommended by shareholders, is to consider an individual’s skills, independence, character, professional ethics, judgment, leadership experience, business experience, knowledge of issues facing publicly traded companies, and other relevant criteria as they may contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current directors. Ultimately, the Compensation/Nominating Committee will select prospective Board members who it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our shareholders.

For a shareholder to submit a candidate for consideration by the Compensation/Nominating Committee for nomination for election as a director at the 2005 Annual Meeting, a shareholder must notify the Company’s secretary between December 31, 2004 and January 31, 2005. Notices should be sent to: Corporate Secretary, 1376 State Route 598, Galion, Ohio 44833. The notice must contain, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the shareholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the shareholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the shareholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Nominating/Compensation Committee;

•	the name and record address of the shareholder who is submitting the notice;

•

the number of voting common shares which are owned of record or beneficially by the shareholder who is submitting the notice and the date such shares were acquired by the shareholder and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

Oversight Committee

The Board of Directors also maintains an informal Oversight Committee, which was established in August 2002 to review management’s restructuring plan for PECO II. The Oversight Committee plans and meets as required. The Oversight Committee did not meet during 2003.

Compensation of Directors

Directors who are not our employees are paid an annual fee of $10,000 and a fee of $1,000 for each Board or Committee meeting attended and are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at those meetings. In addition, directors are eligible for awards under the PECO II, Inc. 2000 Performance Plan. In December 2003, each non-management director received an option to purchase 20,000 of our common shares. Options are granted at the fair market price on the date of grant and generally have a five year term and vest ratably on the anniversary of the date of grant over four years.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Compensation Committee and the Board of Directors or the compensation committee of any other company. The Chairman of the Compensation Committee, E. Richard Hottenroth, is a partner in the law firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. Mr. Hottenroth’s law firm provided legal services to us in 2003, and we expect that the firm will continue to provide such services in 2004.

Communications with the Board

In order to provide our shareholders and other interested parties a direct and open line of communication to the Board of Directors, we have adopted the following procedures for communications with the Board.

Shareholders of the Company and other interested persons may communicate with the chairman of the Compensation/Nominating Committee or the Audit Committee or with the independent directors as a group by sending such communication by (i) regular mail or overnight delivery service to: Corporate Secretary, PECO II, Inc., P.O. Box 910, Galion, Ohio 44833 or (ii) sending an email to corporatesec@peco2.com. The mail or email should specify which of the foregoing is the intended recipient.

All communications received in accordance with these procedures will be reviewed initially by the Corporate Secretary of the Company, who will relay all such communications to the appropriate director or directors unless he or she determines that such communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

•	Does not relate to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In alternative to the procedures outlined above, any shareholder or interested party may report any suspected accounting or financial misconduct confidentially through our whistleblower policy located on our website, www.peco2.com.

AUDIT COMMITTEE AND RELATED MATTERS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which was attached to this proxy statement as Appendix B and is posted on our website at www.peco2.com.

Management has the primary responsibility for our financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from us and management and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with our financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of our internal controls and the overall quality of our financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

MARK R. MCBRIDE, CHAIRMAN

GEORGE J. DALLAS

LUCILLE GARBER FORD

R. LOUIS SCHNEEBERGER

Independent Auditors

On June 24, 2002, our Board of Directors adopted the recommendation of the Audit Committee that Arthur Andersen LLP be dismissed as our auditors and to appoint Grant Thornton LLP to serve as our independent public accountants.

Arthur Andersen’s reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the effective date of Arthur Andersen’s dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 24, 2002, we filed a Form 8-K with the SEC reporting these events. Attached as an exhibit to that Form 8-K was a letter from Arthur Andersen indicating that we had provided Arthur Andersen with a copy of the foregoing disclosures, and stating that it found no basis for disagreement with such statements.

During the two fiscal years prior to and through the effective date of Arthur Andersen’s dismissal, we did not consult with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Effective March 29, 2004, our Audit Committee dismissed Grant Thornton LLP as our independent auditors. Grant Thornton’s reports on our consolidated financial statements for each of the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2002 and through the effective date of Grant Thornton’s dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 30, 2004, we filed a Form 8-K with the SEC reporting these events. Attached as an exhibit to that Form 8-K was a letter from Grant Thornton indicating that we had provided Grant Thornton with a copy of the foregoing disclosures, and stating that it found no basis for disagreement with such statements.

The Audit Committee, has not yet appointed an independent auditor to replace Grant Thornton for our fiscal year ending December 31, 2004. The fees billed by Grant Thornton LLP for the indicated services performed during fiscal year 2003 and fiscal year 2002 were as follows:

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees	$185,000	$161,000
Audit-Related Fees	0	0
Tax Fees	$62,245	$18,550
All Other Fees	0	0
Total	$247,245	$179,550

Audit Fees for fiscal years 2003 and 2002 were for professional services rendered for the audit of our annual consolidated financial statements and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees generally refer to fees for assurance and related services associated with sales and acquisition due diligence, internal control reviews and consultations regarding generally accepted accounting principals.

Tax Fees during fiscal years 2003 and 2002 were for services related to tax compliance, tax authority audit support and tax planning.

All Other Fees generally refer to fees for services rendered for financial system implementation and risk management advisory and consulting services.

Due to dismissal of Grant Thornton, representatives of Grant Thornton are not expected to be present at the annual meeting.

Pre-Approval of Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services provided by our independent auditor prior to the engagement of the independent auditor with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

None of the services described above was approved by the Audit Committee under the de minimus exception to pre-approval provided in Securities and Exchange Commission rules.

EXECUTIVE COMPENSATION

The following table shows the compensation during our fiscal years ended December 31, 2003, 2002 and 2001 of our President and Chief Executive Officer and our other current and former most highly compensated executive officers whose total salary and bonus (as determined in accordance with Securities and Exchange Commission rules) exceeded $100,000. We refer to these current and former executive officers as our “named executive officers” in other parts of this proxy statement.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Annual Compensation(1)					Securities Underlying Options(#)	All Other Compensation
	Year	Salary		Bonus
Matthew P. Smith Chairman of the Board(2)	2003 2002 2001	$ $ $	95,854 173,945 218,077		— — —	— — 75,000	— — —

James L. Green President and Chief Executive Officer(3)	2003 2002 2001	$ $ $	97,691 79,620 111,638		— — —	250,000 — 1,000	— — —

Sandra A. Frankhouse Chief Financial Officer, Treasurer and Secretary(4)	2003 2002 2001	$ $ $	86,227 82,992 130,880		— — —	50,000 3,000 1,000	— — —

Allen Jay Cizner Former President and Chief Executive Officer(5)	2003 2002 2001	$ $ $	86,536 224,993 210,560	$	— — 50,000	— — 65,000	$69,230 — —

(1)	In addition to the compensation set forth above, each of our named executive officers, except our President and Chief Executive Officer, received compensation in an amount not exceeding $500 in the form of insurance premiums paid by us in connection with term life insurance policies.

(2)	Mr. Smith served as our Chief Executive Officer until June 2002. In July 2002, Mr. Smith’s agreed to a voluntary reduction in his base salary from $225,000 to $112,500. In July 2003 Mr. Smith once again agreed to a voluntary reduction in his base salary from $112,500 to $84,365..

(3)	Mr. Green founded PECO II in 1988 and has previously served as our Chairman of the Board, President and Chief Executive Officer. Mr. Green became our President and Chief Executive Officer again in April 2003 and agreed to a base annual salary of $120,000. Amounts paid to Mr. Green from July 2001 to April 2003 were in exchange for providing consulting services to the Company.

(4)	Ms. Frankhouse’s employment with PECO II commenced in 1989. Ms. Frankhouse was promoted to Chief Financial Officer and Treasurer in July 2003.

(5)	Mr. Cizner’s employment with PECO II commenced in January 2000. Mr. Cizner was promoted to President and Chief Executive Officer in June 2002 and resigned from his positions in April 2003. All of Mr. Cizner’s options were either forfeited upon his resignation or have since expired. In connection with his resignation, Mr. Cizner was paid a lump sum separation payment of $69,230.

2003 Option Grants

The following table shows grants of options to purchase our common shares to the named executive officers during the fiscal year ended December 31, 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	No. of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Sh)(2)	Expiration Date	5%($)	10%($)
Matthew P. Smith	0	—	—	—	—	—
James L. Green(4)	250,000	25.0%	$0.66	June 16, 2008	$45,000	$100,000
Sandra A. Frankhouse(5)	50,000	5.0%	$0.66	June 16, 2008	$9,000	$20,000
Allen Jay Cizner	0	—	—	—	—	—

(1)	Based on an aggregate of 1,000,000 options to purchase common shares that we granted to employees in 2003. The options granted were granted under our 2000 Performance Plan.

(2)	Based on the closing price of our common shares of $0.66 on the Nasdaq SmallCap Market on June 16, 2003.

(3)	The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. Assuming 5% and 10% annual appreciation, these values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(4)	The options granted to Mr. Green were in connection with his return as President and Chief Executive Officer, have a term of five years and vests 100% after six months following the date of grant.

(5)	The options granted to Ms. Frankhouse have a term of five years and vests 40% after six months following the date of grant, another 30% upon the first anniversary of the date of grant and 30% after eighteen months following the date of grant.

2003 Option Values

The following table shows the value realized upon exercise of options during 2003 and the number and value of unexercised options held by each named executive officer at December 31, 2003.

	Number of Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew P. Smith	—	—	56,931	22,976	—	—
James L. Green	—	—	254,958	786	$122,500	—
Sandra A. Frankhouse	—	—	27,958	30,786	$9,800	$14,700
Allen Jay Cizner(3)	—	—	—	—	—	—

(1)	Options are in-the-money if closing price of our common shares on December 31, 2003 is greater than the per share option exercise price.

(2)	Represents the total gain that would be realized if all in-the-money options held at December 31, 2003 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the last sales price of the common shares of $1.15 on the Nasdaq SmallCap Market on December 31, 2003.

(3)	All options held by Mr. Cizner that were not exercisable as of the effective date of his resignation were forfeited. All options held by Mr. Cizner that were exercisable upon his resignation have since expired.

Equity Compensation Plan Information

The following table sets forth information concerning common shares authorized or available for issuance under our equity compensation plans as of the December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,578,286	$3.18	1,501,366	(1)
Equity compensation plans not approved by shareholders	0	—	0

Total	1,578,286		1,501,366

(1)	Includes 459,252 shares that remain available for purchase under our 2000 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our director, E. Richard Hottenroth, is a partner in a law firm that provides services to us. See “Compensation Committee Interlocks and Insider Participation.”

We have a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of disinterested members of our Board of Directors.

COMPENSATION/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report on Executive Compensation and the Performance Graph included below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

General

The following report of the Compensation/Nominating Committee describes the philosophy, objectives and components of our executive compensation program for 2003 and discusses the determinations concerning the compensation for our President and Chief Executive Officer for 2003.

With the exception of E. Richard Hottenroth, the Compensation/Nominating Committee is comprised solely of independent non-employee directors. Mr. Hottenroth is not considered a non-employee director under Section 16(a) of the Securities Exchange Act of 1934 because he is an attorney whose firm provides services to us. Accordingly, Mr. Hottenroth has abstained from voting when the Compensation/Nominating Committee has considered approving stock option grants in order that such grants be exempt from the short-swing profit recapture provisions of Section 16(b) of the Securities Exchange Act of 1934.

The Compensation/Nominating Committee reviews and makes decisions regarding our compensation policies, and the amounts and forms of compensation to be provided to our executive officers and other employees, which generally include annual salaries and bonuses, equity awards and other incentive compensation arrangements. As part of the foregoing, the Compensation/Nominating Committee approves management recommendation for stock option grants under our 2000 Performance Plan. The Compensation/Nominating Committee periodically reviews the job performance of our President and Chief Executive Officer.

Compensation Philosophy

Our executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with us and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance-based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs and to align the long-term interests of eligible executives with those of the shareholders.

Base Salary

Base salary for our President and Chief Executive Officer is set annually taking into consideration our sales and profit growth, overall job performance and pay levels for chief executive officers of corporations of similar size. The Compensation/Nominating Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 60% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and shareholder return. Allen Jay Cizner resigned from his position as President and Chief Executive Officer in April 2003. Mr. Cizner’s base salary at the time of resignation was $225,000. James L. Green a director and our former President and Chief Executive Officer agreed to fill the vacancy and agreed to a base salary of $120,000 and was granted options to purchase 250,000 of our common shares upon his return. Mr. Green’s base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of similar size and complexity to us.

Stock Bonus Program/Annual Cash Incentives

From time to time the Board of Directors has issued bonuses to employees in the form of cash and/or common shares. There were no bonuses paid in 2003 because the performance of PECO II did not attain the goals set for the payment of bonuses.

Stock Options

The third compensation component is an ownership-linked stock option program, which provides long-term incentives to our executives that are aligned with the interests of our shareholders. Stock options, granted at market price, typically vest annually in 25% increments over four years or 40% after the second year and 30% for third and fourth years. A longer-term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term shareholders and to have owner concern and care of the company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses, but which takes much longer to achieve and requires meaningful long-term growth in the market price of our common shares for the gain to be realized.

The size and frequency of option grants are based on level of responsibility, performance of the company as a whole and the executive’s personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management’s specific recommendations, and review and approval by the Compensation/Nominating Committee. Grants are made from a Compensation/Nominating Committee defined pool of shares.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits our ability to deduct compensation expense in excess of $1 million paid to any our executive officers named in the Summary Compensation Table contained in this proxy statement. The Compensation/Nominating Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. Towards this end, our 2000 Performance Plan has been drafted in a manner that will qualify stock options and performance-related compensation not subject to the cap on deductibility imposed by Section 162(m). We do not believe that the 162(m) limitations will impact the Company because the current level of compensation for each of PECO II’s executive officers is well below the $1 million salary limitation.

COMPENSATION/NOMINATING COMMITTEE

E. RICHARD HOTTENROTH, CHAIRMAN

GEORGE J. DALLAS

LUCILLE GARBER FORD

R. LOUIS SCHNEEBERGER

THOMAS R. THOMSEN

PERFORMANCE GRAPH

The line graph below compares the cumulative total shareholders’ return on our common shares between August 18, 2000 (the date of our initial public offering) and December 31, 2003 with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index during such period. The graph assumes that the value of the investment in our common shares and each index was $100 on August 18, 2000, and that all dividends, if any, were reinvested. At this time, we do not believe we can reasonably identify an industry peer group, and therefore we instead selected the Russell 2000 Index, which includes companies with similar market capitalization to that of our own market capitalization, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

PECO II, INC., THE NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX

AND THE RUSSELL 2000 INDEX

	8/18/00	12/31/00	12/31/01	12/31/02	12/31/03
PECO II, Inc	100	173	40	4	8
Russell 2000 Index	100	94	97	77	113
Nasdaq US	100	62	50	34	51

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own 10% or more of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% or greater shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, we believe that all of our executive officers and directors complied with all filing requirements applicable to them, with the exception of, due to administrative oversight error on the part of the Company, (i) Thomas R. Thomsen’s initial reporting as a director on Form 3 due by October 10, 2003 was reported on February 5, 2004 and a grant of 20,000 common shares to Mr. Thomsen on December 31, 2003 that was reported on February 17, 2004 and (ii) a grant of 20,000 common shares to each of Messrs. Dallas, Hottenroth, McBride, Schneeberger and Eugene Smith and Dr. Ford on December 31, 2003 all of which were reported on January 8, 2004.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered by us for inclusion in the proxy statement and form of proxy for the 2005 annual meeting, expected to be held in April 2005, must be received by our Secretary at our corporate headquarters, 1376 State Route 598, Galion, Ohio 44833, no later than December 1, 2004.

Shareholder proposals not intended to be included in the proxy statement and form of proxy for the 2005 annual meeting, as well as proposed shareholder nominations for the election of directors at the 2005 annual meeting must each comply with advance notice procedures set forth in our amended and restated code of regulations to be properly brought before the 2005 annual meeting. In general, written notice of a shareholder proposal or a director nomination must be delivered to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the company first mailed our proxy materials for the prior year’s annual meeting.

With regard to the Annual Meeting of Shareholders to be held in April 2005, written notice must be received by our Secretary at the address above between December 31, 2004 and January 31, 2005. If we do not receive the notice between these dates, the notice will be considered untimely. Our proxy for the 2005 annual meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which we do not receive notice by January 31, 2005.

In addition to timing requirements, the advance notice provisions of our amended and restated code of regulations contain informational content requirements that also must be met. A copy of our amended and restated code of regulations may be obtained by writing to our Secretary at the address below.

OTHER MATTERS

Our Board of Directors is not aware of any matter to come before the meeting other than those mentioned in the accompanying notice. If other matters shall properly come before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming annual meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for our most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good-faith representation that as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such annual meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Sandra A. Frankhouse,

Chief Financial Officer/Treasurer/Secretary

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the annual meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

SANDRA A. FRANKHOUSE

Chief Financial Officer/Treasurer/Secretary

March 31, 2004

Appendix A

AMENDMENT NO. 1

TO THE

PECO II, INC.

2000 PERFORMANCE PLAN

PECO II, Inc. (the “Company”) hereby adopts Amendment No. 1 to the PECO II, Inc. 2000 Performance Plan (the “Amendment”) pursuant to the following terms and provisions.

W I T N E S S E T H

WHEREAS, the Company’s Board of Directors adopted the PECO II, Inc. 2000 Performance Plan (the “Plan”) on June 2, 2000; and

WHEREAS, the Plan was approved at a meeting of the Company’s shareholders on June 19, 2000;

WHEREAS, the Plan is designed to foster the Company’s long-term growth and performance by enhancing our ability to attract and retain highly qualified directors, officers and key employees (“Plan Participant”);

WHEREAS, the Company desires to amend the Plan to increase (i) the number of Common Shares authorized for issuance under the Plan from 2,500,000 Common Shares to 5,000,000 Common Shares, (ii) the number of Common Shares a Plan Participant may receive during a calendar year from 250,000 Common Shares to 750,000 Common Shares, and (iii) the aggregate amount of cash a Plan Participant may receive during a calendar year from $100,000 to $300,000; and

WHEREAS, the Board of Directors has deemed it necessary and appropriate to adopt the proposed amendments to ensure that a sufficient pool of common shares continues to be available to provide long-term incentive to our directors, officers and other key employees in the form of stock options and related awards;

NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

1.    Common Shares Available for Awards; Adjustment. Section 6(a) of the Plan is hereby amended and restated to read in its entirety:

“(a) Number of Common Shares. The aggregate number of Common Shares that may be subject to Awards, including Stock Options, granted under this Plan during the term of this Plan shall be equal to five million (5,000,000) Common Shares, subject to any adjustments made in accordance with the terms of this Section 5.”

2.    Awards. Section 7(c) of the Plan is hereby amended and restated to read in its entirety:

“(c) Limits on Awards. The maximum aggregate number of Common Shares (i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, to any particular employee during any calendar year during the term of this Plan is 750,000 Common Shares, subject to adjustment in accordance with Section 5(c) hereof. The maximum aggregate amount of cash which may be granted or awarded to any particular employee during any calendar year during the term of this Plan is $300,000.”

Appendix B

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 1 of 8

PURPOSE:	PECO II, Inc. desires to establish an independent Audit Committee whose purpose is to protect PECO II, Inc., its shareholders and potential shareholders, from any financial impropriety or misconduct related to the accounting and disclosure function of PECO II, Inc. This Audit Committee is charged with the responsibility of providing oversight of all financial reporting parameters, internal control measures and accounting procedures, as well as all financial disclosures for the company.

SCOPE:	This policy applies specifically to the independent members of the Board of Directors which make up the Audit Committee.

LINKING DOCUMENTS:	POL-HR-WB POL-COR-ETH

PROCEDURE:

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to PECO II, Inc., its shareholders, potential shareholders, the investment community, and others by reviewing the financial reports and related financial information provided by PECO II, Inc. to governmental agencies or the general public, PECO II, Inc.’s system of internal controls and the effectiveness of its control structure, PECO II, Inc.’s compliance with designated laws and regulations, and PECO II, Inc.’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the Audit Committee shall:

•        serve as an independent and objective party to monitor PECO II, Inc.’s financial reporting process and internal control system;

•        review any request of any of the directors and senior officers for any deviation or waiver from PECO II, Inc.’s Code of Conduct and Ethics and, if appropriate, approve, or recommend the Board of Directors approve such request;

•        review and evaluate the audit procedures and results of PECO II, Inc.’s independent auditor and internal auditors;

•        Be solely responsible for the approval, engagement and termination of the independent auditor who shall report directly to the Audit Committee;

•        review and evaluate the independent auditor’s qualifications, performance and independence;

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 2 of 8

STATEMENT OF POLICY

•        review, evaluate and approve in advance all audit and any permitted non-audit services the independent auditor may perform for PECO II, Inc. and disclose such approved non-audit services in periodic reports to shareholders;

•        approval of appropriate funding for payment of such accounting firms and outside advisors, as well as other expenses incurred by the Audit Committee in carrying out the duties set forth in this policy;

•        Resolve any disagreements between management and the independent auditor regarding financial reporting matters;

•        Conduct or authorize such additional reviews, assessments or investigations as may be delegated to it by the Board of Directors, or on its own motion, as the Audit Committee may deem necessary or appropriate to perform any of the foregoing functions.

•        Review and approve all related-party transactions, as defined in Item 404 of Regulation S-K, for potential conflict of interest situations.

•        inquire of senior management of known or potential instances of non-compliance with applicable laws, regulatory policies, including SEC reporting requirements, and PECO II, Inc.’s Code of Conduct and Ethics as they relate to the functions and responsibilities of the Audit Committee;

•        be informed by PECO II, Inc.’s senior management or legal counsel of material litigation in which PECO II, Inc. is involved or in which management believes involvement of PECO II, Inc. is reasonably likely;

•        periodically inquire about and review PECO II, Inc.’s policies and procedures regarding the review of officers’ expense reports and perquisites for compliance with proper reporting, accounting and tax treatment.

•        maintain free and open means of communication between the Board, the independent auditor, the internal auditors and the management of PECO II, Inc.;

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 3 of 8

STATEMENT OF POLICY

•        establish procedures for the confidential, anonymous submission and receipt of complaints relating to accounting, internal control measures, and auditing matters – the Whistleblower Policy (POL-HR-WB).

•        at least annually, review and update this charter for consideration by the Board and perform an evaluation of the Audit Committee performance and function, and report to the Board the results of such evaluation (such report may be written or oral); and

•        such additional duties or responsibilities as the Board may determine from time to time.

ORGANIZATION OF THE AUDIT COMMITTEE	The members of the Audit Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors. The Audit Committee will have a minimum of three members. The Board of Directors shall elect a Committee Chairperson annually. The Audit Committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from PECO II, Inc. required from such advisors. The Audit Committee shall meet at least four times per year and report directly to the full Board of Directors any issues that arise with respect to the quality and integrity of PECO II, Inc.’s financial statements, PECO II, Inc.’s compliance with legal and/or regulatory requirements, the performance and independence of PECO II, Inc.’s independent auditor or the performance of the internal audit function. The Audit Committee shall meet separately with management, with the internal auditors and with the independent auditor, as it deems appropriate and necessary. A majority of the members of the Audit Committee shall be a quorum to transact business. The Audit Committee shall maintain minutes of each meeting and shall report on matters considered at Audit Committee meetings to the Board of Directors at its next regularly scheduled Board meeting.

QUALIFICATIONS	The Audit Committee shall be composed entirely of independent directors, determined in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 and Section 301 of the Sarbanes-Oxley Act of 2002. The members of the Audit Committee, as determined by the Board of Directors, shall be “financially literate,” in accordance with the requirements of the Nasdaq Stock Market, and at least one member shall met the requirements of a “Financial Expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and the applicable rules of the Securities and Exchange Commission.

INDEPENDENT AUDITORS	The independent auditor shall be engaged by and accountable to the Audit Committee and the Board of Directors. The Audit Committee shall have the sole authority to engage and terminate the independent auditor, to

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 4 of 8

INDEPENDENT AUDITORS

approve all audit engagement fees and terms, to review with the independent auditor the nature and scope of any disclosed relationships or professional services, and to take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditor. The Audit Committee shall also set clear policies and standards relating to PECO II, Inc.’s hiring of associates or former associates of the independent auditor to ensure continued independence throughout the term of the audit engagement. These policies should take into account all the independence factors that may impact auditors, consciously or subconsciously, seeking employment with PECO II, Inc.

The Audit Committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the Audit Committee shall evaluate the auditor’s qualifications, performance and independence. The Audit Committee may consult with management and the internal auditors of PECO II, Inc. in making such evaluation. As required by law, the Audit Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the independent auditor itself.

The independent auditor shall ascertain that the Audit Committee is made aware of, and timely report to the Audit Committee, and upon receipt thereof, the Audit Committee shall review, all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the Audit Committee of other material written communications between the independent auditor and management and any other matters regarding the audit procedures or findings that Generally Accepted Auditing Standards (“GAAS”) or other applicable standards, rules or regulations require the independent auditor to discuss with the Audit Committee.

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 5 of 8

INDEPENDENT AUDITORS	The Audit Committee shall review the nature and scope of the planned arrangements and scope of the annual audit, and the results of the audit findings with the independent auditor, including those matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties encountered in the scope of the audit work and management’s response, including (a) any restrictions on the scope of activities or access to requested information, and (b) any significant disagreements with management.

INTERNAL AUDIT	The internal auditors of PECO II, Inc. shall directly report to the Chairman of the Audit Committee, with administrative oversight provided by an appropriate executive officer of PECO II, Inc. The Audit Committee will oversee the internal audit function and determine that the internal auditors is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of PECO II, Inc. and its affiliates.

FINANCIAL REPORTING OVERSIGHT

In discharging its responsibilities to oversee governmental and public reporting of financial information, the Audit Committee shall:

•        review and discuss the annual audited financial statements, footnotes and related disclosures included in PECO II, Inc.’s annual report to shareholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditors prior to the release and filing of such documents (including PECO II, Inc.’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”) (This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with Audit Committees.);

•        review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements (This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with Audit Committees.);

•        ascertain that the results of any internal audit activity or regulatory reports were appropriately considered by financial management in preparing the financial statements;

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 6 of 8

FINANCIAL REPORTING OVERSIGHT

•        review and discuss the quarterly financial results and information and the disclosures with financial management, the independent auditor, and the internal auditors to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q (including PECO II, Inc.’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”), to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required by financial management to be communicated to the Audit Committee by the independent auditor;

•        review and discuss the types of presentation and information to be included in earnings press releases (particularly, any use of “pro forma” or “adjusted” non-GAAP information), and any additional financial information and earning guidance generally provided to analysts and rating agencies;

•        inquire of management, the internal auditors, and the independent auditor about significant risks or exposures to risk and discuss guidelines and policies to govern the steps management has taken to minimize such risk to PECO II, Inc.;

•        review the effect of regulatory or accounting initiatives, including off-balance sheet structures and transactions, on the financial statements of PECO II, Inc.;

•        review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal auditors, the independent auditor, the chief financial officer and the chief executive officer;

•        review the basis for the disclosures made in the annual report to shareholders under the heading Management’s Report on Internal Controls regarding the control environment of PECO II, Inc.; and

•        consider, produce and approve the annual proxy disclosure regarding the Audit Committee’s function and report of the Audit Committee for the year.

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 7 of 8

LINES OF COMMUNICATION

The internal auditors and the independent auditors shall have the ability to communicate directly with the Chairman of the Audit Committee, if necessary or desired. The Audit Committee shall provide sufficient opportunity at its meetings for the independent auditors and the internal auditors to meet with the members of the Audit Committee without members of management present.

The general counsel shall report directly to the Audit Committee about legal compliance. The Audit Committee may directly contact any associate in PECO II, Inc. and any associate may inform the Audit Committee of matters involving questionable, illegal or improper practices or transactions. PECO II, Inc.’s Code of Conduct and Ethics shall ensure a confidential and anonymous complaint process.

The Audit Committee shall establish and maintain confidential, free and open means of communication between associates and the Audit Committee for the processing of complaints received by PECO II, Inc. regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

LIMITATION OF AUDIT COMMITTEE’S ROLE	While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or determine that PECO II, Inc.’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ANNUAL REVIEW	The Audit Committee shall annually review and evaluate its own performance in carrying out its responsibilities hereunder.

DOCUMENTATION:

Audit Committee meeting minutes, any applicable reports generated from financial reviews, internal audit reviews and outside auditors and advisors evaluations.

Retention:    5 years

Storage:    Administration department with all financial reports

Disposition:    Documents will be shredded once the retention time expires

REVISION HISTORY:

Rev 001:    Initial Release

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

Corporate Policy Audit Committee Charter	NO: POL-COR-AUD

Revision No.: 001 Pg. 8 of 8

Procedure Owner	Procedure Author

Responsible Person	Quality Systems Administrator

Revision 001 Release Date: 03/15/2004

Signature:	Date:

The Associate assumes responsibility for disposal of the document when the specific task for which it was created is complete.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH CARD HERE

PECO II, INC.

ANNUAL MEETING OF SHAREHOLDERS — April 29, 2004

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby (i) appoints E. Richard Hottenroth and Dr. Lucille G. Ford and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of PECO II, Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio, on April 29, 2004, at 9:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the Directors nominated by the Board of Directors.

1.	ELECTION OF DIRECTORS

☐    FOR the nominees listed

George J. Dallas                Trygve A. Ivesdal                R. Louis Schneeberger                Eugene V. Smith

(To withhold authority to vote for a nominee, draw a line through the nominee’s name)

2.	RATIFY, APPROVE, AND ADOPT AMENDMENT NO. 1 TO THE PECO II, INC. 2000 PERFORMANCE PLAN.

☐	☐	☐
FOR	AGAINST	ABSTAIN

(Continued, and to be signed and dated on reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

(Continued from other side)

3.	IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

The Board of Directors Recommends You Vote FOR the Above Proposal.

Please date, sign and return promptly in the accompanying envelope.

Dated:                                                           , 2004

(Signature)

Your signature to this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

☐  Check box if you plan to attend the meeting.